                                                                   Exhibit 10.52


                           LOAN AND SECURITY AGREEMENT

                                 by and between

                         CONGRESS FINANCIAL CORPORATION
                                    as Lender

                                       and

                        STARTEC GLOBAL OPERATING COMPANY
                                   as Borrower







                           Dated: As of June 29, 1999

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

SECTION 1.        DEFINITIONS.....................................................................................1

SECTION 2.        CREDIT FACILITIES..............................................................................18
         2.1      Loans..........................................................................................18
         2.2      Letter of Credit Accommodations................................................................18
         2.3      Maximum Credit.................................................................................20
         2.4      Availability Reserves..........................................................................20

SECTION 3.        INTEREST AND FEES..............................................................................21
         3.1      Interest.......................................................................................21
         3.2      Closing Fee....................................................................................21
         3.3      Unused Line Fee................................................................................21

SECTION 4.        CONDITIONS PRECEDENT...........................................................................21
         4.1      Conditions Precedent to Initial Loans and Letter of Credit Accommodations......................21
         4.2      Conditions Precedent to All Loans and Letter of Credit Accommodations..........................23

SECTION 5.        GRANT OF SECURITY INTEREST.....................................................................24

SECTION 6.        COLLECTION AND ADMINISTRATION..................................................................26
         6.1      Borrower's Loan Account........................................................................26
         6.2      Statements.....................................................................................26
         6.3      Collection of Accounts.........................................................................26
         6.4      Payments.......................................................................................27
         6.5      Mandatory Prepayments..........................................................................28
         6.6      Authorization to Make Loans....................................................................28
         6.7      Use of Proceeds................................................................................28

SECTION 7.        COLLATERAL REPORTING AND COVENANTS.............................................................29
         7.1      Collateral Reporting...........................................................................29
         7.2      Accounts Covenants.............................................................................30
         7.3      Equipment Covenants............................................................................32
         7.4      Power of Attorney..............................................................................32
         7.5      Right to Cure..................................................................................33
         7.6      Access to Premises.............................................................................33

SECTION 8.        REPRESENTATIONS AND WARRANTIES.................................................................33
         8.1      Corporate Existence, Power and Authority; Subsidiaries.........................................34
         8.2      Financial Statements; No Material Adverse Change...............................................34



                                       (i)


         8.3      Principal Place of Business; Collateral Locations..............................................34
         8.4      Priority of Liens; Title to Properties.........................................................34
         8.5      Tax Returns....................................................................................35
         8.6      Litigation.....................................................................................35
         8.7      Compliance with Other Agreements and Applicable Laws...........................................35
         8.8      Carrier Service Agreements.....................................................................36
         8.9      Billing Processor Agreements...................................................................36
         8.10     Governmental Authorizations....................................................................37
         8.11     No Regulatory Event............................................................................37
         8.12     Trade Relations................................................................................37
         8.13     Material Contracts.............................................................................37
         8.14     Bank Accounts..................................................................................38
         8.15     Intellectual Property..........................................................................38
         8.16     Solvency.......................................................................................38
         8.17     Accuracy and Completeness of Information.......................................................39
         8.18     Survival of Warranties; Cumulative.............................................................39

SECTION 9.        AFFIRMATIVE AND NEGATIVE COVENANTS.............................................................39
         9.1      Maintenance of Existence.......................................................................39
         9.2      New Collateral Locations.......................................................................39
         9.3      Compliance with Laws, Regulations, Etc.........................................................40
         9.4      Payment of Taxes and Claims....................................................................40
         9.5      Insurance......................................................................................40
         9.6      Financial Statements and Other Information.....................................................41
         9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc........................................42
         9.8      Encumbrances...................................................................................43
         9.9      Indebtedness...................................................................................43
         9.10     Loans, Investments, Guarantees, Etc............................................................45
         9.11     Dividends and Redemptions......................................................................47
         9.12     Transactions with Affiliates...................................................................48
         9.13     Additional Bank Accounts.......................................................................48
         9.14     Financial Covenants............................................................................48
         9.15     Minimum Cash Balance...........................................................................48
         9.16     Changes in Business............................................................................48
         9.17     Carrier Service Agreements.....................................................................49
         9.18     Billing Processor Agreements...................................................................50
         9.19     End of Fiscal Years; Fiscal Quarters...........................................................50
         9.20     Year 2000 Compliance...........................................................................51
         9.21     Costs and Expenses.............................................................................51
         9.22     Further Assurances.............................................................................51

SECTION 10.       EVENTS OF DEFAULT AND REMEDIES.................................................................52
         10.1     Events of Default..............................................................................52



                                       (ii)


         10.2     Remedies.......................................................................................54

SECTION 11.       JURY TRIAL WAIVER; OTHER WAIVERS.................................................................
         11.1     Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver..........................56
         11.2     Waiver of Notices..............................................................................57
         11.3     Amendments and Waivers.........................................................................57
         11.4     Waiver of Counterclaims........................................................................57
         11.5     Indemnification................................................................................57

SECTION 12.       TERM OF AGREEMENT; MISCELLANEOUS...............................................................58
         12.1     Term...........................................................................................58
         12.2     Notices........................................................................................59
         12.3     Partial Invalidity.............................................................................60
         12.5     Successors.....................................................................................60
         12.6     Entire Agreement...............................................................................61



                                     (iii)

                                    INDEX TO
                             EXHIBITS AND SCHEDULES




                  Exhibit A                     Information Certificate for Borrower

                  Exhibit B                     Certificate for Acquisitions

                  Schedule 1.52                 Permitted Holders

                  Schedule 7.2(a)               Description of Policies on Giving Credits,
                                                Discounts or Allowances

                  Schedule 6.6                  List of Persons Authorized to Request Loans

                  Schedule 8.1                  Subsidiaries

                  Schedule 8.3                  List of Locations

                  Schedule 8.6                  Litigation

                  Schedule 8.4                  Existing Liens

                  Schedule 8.7                  FCC and Other Licenses

                  Schedule 8.8                  Carrier Service Agreements

                  Schedule 8.9                  Billing Processor Agreements

                  Schedule 8.10                 Governmental Filings with respect to Financing

                  Schedule 8.13                 Material Contracts

                  Schedule 8.14                 Bank Accounts

                  Schedule 8.15                 Intellectual Property

                  Schedule 9.9(c)               Financial Covenants

                  Schedule 9.9(d)               Existing Indebtedness

                  Schedule 9.10                 Existing Loans, Advances and Guarantees

                  Schedule 9.16                 Assets of Parent for which Consents to Transfer are to be Obtained



                                      (i)

                           LOAN AND SECURITY AGREEMENT


         This Loan and Security Agreement dated as of June 29, 1999 is entered into by and between Congress Financial Corporation, a Delaware corporation ("Lender") and Startec Global Operating Company, a Delaware corporation ("Borrower").

                              W I T N E S S E T H:

         WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

         WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.     DEFINITIONS

         All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Account Debtor" shall mean each debtor or obligor in any way obligated on or in connection with any Receivable.

         1.2 "Accounts" shall mean all present and future rights of Borrower to payment for services rendered or goods sold or leased, whether or not evidenced by instruments or chattel paper, and whether or not earned by performance (and including, without limitation, Retail Accounts and Carrier Accounts).

         1.3 "Affiliate" shall mean, with respect to a specified Person, any other Person (a) which directly or indirectly through one or more Persons controls, or is controlled by, or is under common control with, such specified Person; (b) which beneficially owns ten percent (10%) or more of the Voting Stock or other equity interest of such specified Person; or (c) of which ten percent (10%) or more of the Voting Stock or other equity interest is beneficially owned or held by such specified Person or a Subsidiary of such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any specified Person shall mean the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

         1.4 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may in good faith from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender, do or may adversely affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets or business of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or
(c) to reflect outstanding Letter of Credit Accommodations as provided in
Section 2.2 hereof or (d) to reflect amounts payable as royalties or other fees in respect of licenses or other agreements to use Intellectual Property owned by third parties or (e) to reflect amounts payable to any Billing Processor, or (f) to reflect amounts payable to any Carrier whose switching or transmission facilities are being used to handle the origination of calls from Retail Customers or (g) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default. The term "Availability Reserves" as used herein shall also include, in addition and without limitation, the Special Availability Reserve, EXCEPT THAT for purposes of establishing the amount of the Special Availability Reserve, such Special Availability Reserve shall not be included in the Availability Reserves.

         1.5 "Billing Processor" shall mean any servicing or processing agent or intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any services provided by Borrower to its Retail Customers through a Carrier or otherwise, including, but not limited to, Billing Concepts, Inc.

         1.6 "Billing Processor Acknowledgments" shall mean, individually and collectively, agreements in form and substance satisfactory to Lender, by any Billing Processor (including Billing Concepts, Inc.) in favor of Lender acknowledging Lender's first priority security interest in all amounts at any time payable by such Billing Processor to Borrower, confirming that such Billing Processor has no rights or interests in or to any Accounts or other amounts payable by such Billing Processor to Borrower (except as Lender may otherwise specifically agree in writing) and is acting solely as an agent on behalf of Borrower and agreeing to transfer all such amounts to the Blocked Accounts and such related matters as Lender may require, as the same may from time to time exist or be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.7 "Billing Processor Agreements" shall mean all agreements (other than Billing Processor Acknowledgments) now existing or hereafter entered into by Borrower with any Billing Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including without limitation, the agreements listed on Schedule 8.9 hereto.

         1.8 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

         1.9 "Borrowing Base" shall mean, at any time, the amount equal to:

               (a)   the lesser of:

                     (i) the amount equal to: (A) the sum of: (1) eighty-five (85%) percent of the Net Amount of Eligible Carrier Accounts, PLUS (2) eighty (80%) percent of the Net Amount of Eligible Retail Accounts, MINUS (B) any Availability Reserves (other than the Special Availability Reserves),

                     (ii) the aggregate amount of the actual cash receipts from payments on Accounts received by
Borrower during the immediately preceding sixty (60) day period, or

                      (iii)  the Maximum Credit,

               MINUS

               (b)   the Special Availability Reserve.

         1.10 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, or the State of North Carolina, and a day on which the Reference Bank and Lender are open for the transaction of business.

         1.11 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such

Person as lessee which in accordance with GAAP is required to be reflected as a liability on the balance sheet of such Person.

         1.12 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

         1.13 "Carrier Accounts" shall mean Accounts owing by Carriers arising from the sale by Borrower to such Carriers of telecommunication services pursuant to the Carrier Service Agreements or otherwise.

         1.14 "Carriers" shall mean, collectively, telecommunication interexchange carriers or other providers of telecommunications long distance services and local exchange companies or other providers of local telecommunications service, sometimes being referred to herein individually as a "Carrier".

         1.15 "Carrier Service Agreements" shall mean, collectively, the agreements between Borrower and certain Carriers in the ordinary course of the business of Borrower as currently conducted providing for the purchase by Borrower from such Carrier, or the sale by Borrower to such Carrier, of telecommunication services, sometimes being referred to herein individually as a "Carrier Service Agreement".

         1.16 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America or any State thereof or any agency or instrumentality of the United States of America or any State thereof; PROVIDED, THAT, the full faith and credit of the United States of America or any State thereof is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $200,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $200,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit to the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; PROVIDED, THAT, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

         1.17 "CDRs" shall mean the call detail records arising from the use by Retail Customers of the telecommunication services of Borrower, constituting computer readable records containing the billing data for such use of the telecommunication services in the Bellcore EMI (exchange message interface) format which each LEC used by such Retail Customers has the capability of processing through its billing and collection systems.

         1.18 "Change of Control" shall mean the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Permitted Holders, of beneficial ownership, directly or indirectly, of fifty percent (50%) or more of the voting power of the total outstanding Voting Stock of Borrower or Parent or the ability or right to control the election of at least a majority of the Board of Directors of Borrower or Parent.

         1.19 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.20 "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.21 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to Borrower, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, INTER ALIA, acknowledges the security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender's rights and remedies and otherwise deal with such Collateral.

         1.22 "Communications Act" shall mean the Communications Act of 1934, as the same now exists or may from time to time hereafter be amended (and including as amended pursuant to the Telecommunications Act of 1996), modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.23 "Communications Laws" shall mean the Communications Act and any similar or successor Federal statute and any applicable State or foreign law governing the provision of telecommunications services, as the same now exist or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretation thereunder or related thereto.

         1.24 "Dilution" shall mean, as to any Person for any period, the fraction, expressed as a percentage, the numerator of which is the aggregate amount of the reductions in the amount of the Accounts of such Person for such period (other than as a result of cash payments thereof) and the denominator of which is the aggregate dollar amount of the sales of such Person for such period.

         1.25 "Eligible Accounts" shall mean, collectively, Eligible Carrier Accounts and Eligible Retail Accounts.

         1.26 "Eligible Carrier Accounts" shall mean Carrier Accounts created by Borrower in the ordinary course of business which are and continue to be acceptable to Lender in the exercise of its reasonable judgment in good faith based on the criteria set forth below. In general, Carrier Accounts shall be Eligible Carrier Accounts if:

               (a) such Accounts arise from the actual and BONA FIDE sale by Borrower in the ordinary course of its business of its international long distance services to a Carrier which transactions are completed in accordance with the terms and provisions contained in the Carrier Services Agreement of Borrower with such Carrier and any documents related thereto;

                (b) such Accounts are not unpaid more than forty-five (45) days after the date of the original invoice for them;

               (c) such Accounts comply with the provisions contained in Section 7.2(c) of this Agreement;

               (d) the chief executive office and principal place of business of the Carrier which is the Account Debtor with respect to such Accounts is located in the United States of America or Canada, or at Lender's option, if the chief executive office and principal place of business of the carrier which is the Account Debtor with respect to such Accounts is located other than in the United States of America or Canada, such Account is otherwise acceptable in all respects to Lender (subject to such advance percentage or other limitations and conditions with respect thereto as Lender may from time to time determine);

               (e) the Carrier with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts, other than transactions in the ordinary course of business for amounts owing by Borrower to such Carrier which have been considered in the calculation of the Net Amount of Eligible Carrier Accounts;

               (f) there are no facts, events or occurrences which would be reasonably likely to impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

               (g) such Accounts are subject to the first priority, valid and perfected security interest of Lender;

               (h) neither the Account Debtor nor any officer or employee of the Account Debtor with respect to such Accounts is an officer, employee or agent or other Affiliate of Borrower or Parent;

               (i) the Carrier with respect to such Accounts is not any foreign government, or any corporation or other entity owned or controlled by any foreign government or any political subdivision, department, agency, or instrumentality thereof or other Governmental Authority;

               (j) there are no proceedings or actions which are threatened or pending against the Carriers with respect to such Accounts which might result in any material adverse change in any such Carrier's financial condition in the good faith determination of Lender;

               (k) such Accounts owing by a single Carrier or its Affiliates (other than MCI Worldcom, Inc.) do not constitute more than thirty-five percent (35%) of all otherwise Eligible Carrier Accounts or in the case of Accounts owing by MCI Worldcom, Inc. or its Affiliates do not constitute more than fifty percent (50%) of all otherwise Eligible Accounts (but in each case the portion of the Accounts not in excess of the applicable percentage may be deemed Eligible Carrier Accounts);

               (l) such Accounts are not owed by a Carrier who has Accounts unpaid more than forty-five (45) days after the original invoice date for them, which constitute more than fifty (50%) percent of the total Accounts of such Carrier;

               (m) such Accounts have been billed by Borrower directly to the Carrier obligated thereon;

               (n) the Carrier Service Agreement with the Carrier obligated in respect of such Accounts shall be in full force and effect and no party thereto shall have sent any notice of its intent to terminate or suspend such agreement and such agreement shall constitute the valid, binding and enforceable obligations of the parties thereto;

               (o) no material default or event of default has occurred under the Carrier Service Agreement of Borrower with the Carrier obligated in respect of such Accounts and such Carrier has not sent any notice of a default thereunder or of its intention to cease or suspend payments in respect of Accounts;

               (p) procedures for evaluating the creditworthiness of the Carrier, as from time to time established by Borrower (and at all times acceptable to Lender in its good faith judgment), have been diligently and properly completed as to such Accounts, and the Carrier with respect to such Accounts are eligible for credit in the amount and on the terms set forth in the Carrier Service Agreement with respect to such Accounts pursuant to the criteria from time to time established by Borrower (and at all times acceptable to Lender in its good faith judgment);

               (q) such Accounts are owed by Carriers whose total indebtedness to Borrower does not exceed the credit limit with respect to such Carriers as determined by Borrower from time to time and as is reasonably acceptable to Lender (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Carrier Accounts); and

               (r) such Accounts are owed by Carriers deemed creditworthy at all times by Lender, as determined in good faith by Lender.

General criteria for Eligible Carrier Accounts may be established and revised from time to time by Lender in good faith. Any Carrier Accounts which are not Eligible Carrier Accounts shall nevertheless be part of the Collateral. Any Eligible Carrier Accounts arising after the end of any month, but prior to the date of the issuance of the invoices for the Carrier Accounts arising during such month shall not be Eligible Carrier Accounts until the date that the invoices for such Carrier Accounts have been issued.

         1.27 "Eligible Retail Accounts" shall mean Retail Accounts created by Borrower in the ordinary course of business which are and continue to be acceptable to Lender in the exercise of its reasonable judgment in good faith based on the criteria set forth below. In general, Retail Accounts shall be Eligible Retail Accounts if:

               (a) such Accounts arise from the actual and BONA FIDE provision of telecommunication services by Borrower to a Retail Customer in the ordinary course of the business of Borrower which transactions are completed in accordance with the terms and provisions contained in any documents binding on Borrower or the other party or parties related thereto (including the Retail Customer, the Billing Processor and the LEC with respect thereto);

               (b) as to Accounts owing by a single individual Retail Customer, the amount outstanding at any one time does not exceed $1,000 and as to Accounts owing by a single business Retail Customer, the amount outstanding at any one time does not exceed $10,000;

               (c) such Accounts are not unpaid more than ninety (90) days after the date of the delivery by Borrower to the Billing Processor of the CDRs (in their initial format) which are the basis for such Accounts;

               (d) the invoice or billing statement for such Accounts has been issued no later than forty-five (45) days after the end of the applicable billing cycle (which billing cycle is and shall be thirty (30) days) giving rise to such Accounts and no later than forty (40) days after the date of the delivery by Borrower to the Billing Processor of the CDRs (in their initial format) which are the basis for such Accounts;

               (e) the billing and collection arrangements for the Retail Customers obligated on such Accounts are subject to an agreement between the Billing Processor used by Borrower and the applicable LEC which is the LEC for such Retail Customers for billing and collection of payments with respect to such Retail Customers and such agreements between the Billing Processor and the LEC are in full force and effect and there is no default or event of default thereunder;

               (f) the amount of such Account has been accepted and billed to the appropriate LEC by the Billing Processor handling such Account;

               (g) all procedures required by the Billing Processor handling such Accounts and the applicable LEC in respect of such Retail Accounts shall have been followed and all applications or other documents required for the approval of the Retail Customer of Borrower for the purchase of services giving rise to such Retail Accounts shall have been taken and properly completed;

               (h) the CDRs giving rise to such Accounts have been sent to the Billing Processor in the format required under the terms of the Billing Processor Agreement of Borrower with the Billing Processor and as otherwise required thereunder and constitute Valid EMI Billing Records;

               (i) such Retail Accounts comply with the applicable terms and conditions contained in Section 7.2 of the Loan Agreement;

               (j) the Retail Customer has not asserted a counterclaim, defense or dispute (other than in the ordinary course of business to the extent that the aggregate amounts involved for all Retail Customers are less than five percent (5%) of all otherwise Eligible Retail Accounts, which amounts shall reduce the amounts of Eligible Accounts and so long as the aggregate amounts subject to disputes shall have been reported to Lender) and the Retail Customer does not have, and does not engage in transactions with Borrower which may give rise to, any right of setoff against such Accounts;

               (k) there are no facts, events or occurrences which would (i) impair the validity, enforceability or collectability of such Retail Accounts or
(ii) reduce the amount payable or delay payment thereunder, other than reductions in the ordinary course of the business of Borrower in accordance with the terms of the applicable Billing Processor Agreement;

               (l) such Retail Accounts are subject to the first priority, valid and perfected security interest of Lender;

               (m) the Retail Customer obligated on such Accounts has a valid phone connection through the LEC receiving the CDR giving rise to such Accounts;

               (n) the LEC used by the Retail Customer has not rejected the CDR submitted to it by the Billing Processor on behalf of Borrower for the services provided by Borrower to such Retail Customer giving rise to such Accounts;

               (o) such Retail Customer and his or her use of the LEC or the services provided by Borrower have not been blocked from the use of such telecommunication services or the use by Retail Customer of such services has not otherwise been suspended or discontinued;

               (p) Lender shall have received, in form and substance satisfactory to Lender, a Billing Processor Acknowledgment, duly authorized, executed and delivered by the Billing Processor handling the billing and collection of such Accounts, and such agreement shall be in full force and effect and the Billing Processor shall be in compliance with the terms thereof;

               (q) the Retail Customer obligated on such Accounts has a valid and operating originating call number issued by the appropriate LEC registered with Borrower and does not have more than three (3) such numbers;

               (r) there are no proceedings or actions which are threatened or pending against the Retail Customer with respect to such Accounts which would have a reasonable likelihood of resulting in any material adverse change to the ability of such Retail Customer to make payment of the Accounts owing by it;

               (s) the Billing Processor handling the billing and collection of such Accounts shall be deemed creditworthy at all times by Lender;

               (t) such Account is not owing in connection with the settlement of any bad debt reserve with respect to Retail Accounts established by the applicable Billing Processor or LEC;

               (u) no default or event of default has occurred under the Billing Processor Agreement which default gives the Billing Processor the right to cease or suspend payments to Borrower and no event shall have occurred which gives the Billing Processor the right to reduce the amounts otherwise payable to Borrower, other than for then current processing fees, inquiry fees or other reasonable and customary fees of the Billing Processor or applicable LEC consistent with the current practices of the Billing Processor as of the date hereof and any bad debt reserve established by the Billing Processor in accordance with its current practices as of the date hereof, PROVIDED, THAT, (i) such fees and reserves have been reported to Lender, (ii) the Billing Processor Agreement is otherwise in full force and effect, and (iii) such fees and reserves have been considered in the calculation of the Net Amount of Eligible Retail Accounts; and

               (v) if the Retail Customer is in an area that does not have direct access from the LEC to switching and transmission facilities owned or leased by Borrower, then the agreement of

Borrower with the Carrier whose facilities are being used by the LEC to ultimately switch the call to the facilities of Borrower shall be in full force and effect;

               (w) the LEC receiving the CDR and/or related information arising from the use of the services of Borrower for such Accounts is the LEC for the Retail Customer obligated on such Account;

               (x) the Accounts are not deemed bad debt accounts by the LEC for the Retail Customer who is obligated on such Accounts;

               (y) the amount of such Accounts owing by Retail Customer do not exceed the discretionary limits of the applicable LEC for such customer;

               (z) Borrower has the proper Licenses necessary to bill and collect on such Accounts, which Licenses are specifically identified in Schedule
8.7 as required for such purpose;

               (aa) the Accounts do not arise from telecommunication services that originate and terminate in the same state in the United States of America;

               (bb) the CDRs with respect to such Account have been generated by Borrower and transmitted in accordance with its current practices as of the date hereof (which generally will be within three (3) Business Days) to the Billing Processor and transmitted by the Billing Processor to the applicable LEC in accordance with the terms of the agreement of the Billing Processor with such LEC;

               (cc) the Billing Processor has not sent any notice of default and/or of its intention to cease or suspend payments to Borrower in respect of such Retail Accounts.

General criteria for Eligible Retail Accounts may be established and revised from time to time by Lender in good faith. Any Retail Accounts which are not Eligible Retail Accounts shall nevertheless be part of the Collateral.

         1.28 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.29 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.30 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the Borrowing Base, MINUS (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations (including obligations to lessors and licensors) of Borrower which are more than sixty (60) days past due as of such time, plus (iii) the amount of checks issued by Borrower to pay trade payables, but not yet sent.

         1.31 "Exchange Act" shall mean the Securities Exchange Act of 1934, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder.

         1.32 "FCC" shall mean the Federal Communications Commission of the United States of America, and any successor, in whole or in part, to its jurisdiction.

         1.33 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.34 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.14 and Schedule 9.9(c) hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

         1.35 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         1.36 "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; and (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time.

         1.37 "Information Certificate" shall mean the Information Certificates of Borrower constituting Exhibit A hereto containing material information with respect to Borrower and its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         1.38 "Intellectual Property" shall mean Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, trade names, trade styles, patent and trademark applications and licenses and right thereunder, and other rights under any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

         1.39 "Interest Rate" shall mean the Prime Rate per annum, PROVIDED, THAT, notwithstanding anything to the contrary contained herein, the Interest Rate shall mean the rate of two percent (2%) per annum in excess of the Prime Rate, at Lender's option, after prior notice, (a) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing (and it shall be deemed an Event of Default for purposes hereof in the event Lender does not receive final payment and satisfaction in full of all of the Obligations on the date of termination or non-renewal hereof) and (b) on that portion of the Loans at any time outstanding that are in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

         1.40 "LEC" shall mean a Carrier which is a local exchange carrier or a regional Bell operating company providing local telecommunication services to retail customers in the ordinary course of its business.

         1.41 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer.

         1.42 "Licenses" shall mean all approvals, authorizations, licenses, filings, registrations, consents, permits, exemptions, registrations, qualifications, designations, declarations, or other actions or undertakings now or hereafter made by, to or in respect of any Governmental Authority, including, without limitation, any certificates of public convenience and all grants, approvals, licenses, filings and registrations from or to the FCC or any PUC or under any Communications Law necessary in order to enable Borrower to own and operate its business and assets as currently conducted or proposed to be conducted.

         1.43 "Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         1.44 "Material Adverse Effect" shall mean any fact, condition or circumstance that has or would reasonably be expected to have a material adverse effect on (a) the condition (financial or otherwise), business, performance, operations or assets of Borrower; (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral or any other assets which are security for the Obligations; (d) the Collateral or any other property which is security for the Obligations, or the value of the Collateral or such other property; (e) the ability of Borrower to repay the Obligations or of Borrower to perform its obligations under this Agreement or any of the other Financing Agreements; or
(f) the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Lender under this Agreement or any of the other Financing Agreements.

         1.45 "Material Contracts" shall mean any written contract (other than the Financing Agreements) to which Borrower or Parent is a party, as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

         1.46 "Maximum Credit" shall mean the amount of $30,000,000.

         1.47 "Net Amount of Eligible Carrier Accounts" shall mean the gross amount of Eligible Carrier Accounts less (a) sales, excise or similar taxes included in the amount thereof; (b) discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto; and (c) the aggregate amounts then owing by Borrower to any Carrier who is also obligated on any Accounts, whether accrued or then due and owing.

         1.48 "Net Amount of Eligible Retail Accounts" shall mean the gross amount of Eligible Retail Accounts less (a) amounts owing in respect of the Universal Service Fund charges as required under applicable Communications Laws, and sales, excise or similar taxes included in the amount of such Accounts, (b) discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto (other than in the ordinary course of business up to an aggregate amount for all such discounts, claims, credits or allowances of $250,000 at any time outstanding),
(c) the bad debt reserve withheld by the Billing Processor handling such Accounts, (d) the amount of any processing fees, inquiry fees or other fees of the applicable Billing Processor or LEC and any unbilled deductions of the applicable LEC.

         1.49 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

         1.50 "Parent" shall mean Startec Global Communications Corporation, a Delaware corporation, and its successors and assigns.

         1.51 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

         1.52 "Permitted Holders" shall mean the persons listed on Schedule 1.52 hereto and their respective successors and assigns.

         1.53 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.54 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.55 "PUCs" shall mean, collectively, the public utilities commissions for any State or any other jurisdiction in which Borrower operates its telecommunications business or any successor agency, and any successor, in whole or in part, to its functions or jurisdictions, sometimes being referred to herein individually as a "PUC".

         1.56 "Receivables" shall mean all present and future: (a) Accounts; (b) amounts at any time payable to Borrower in respect of the sale by Borrower of any Account; (c) interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to Borrower or otherwise in favor of or delivered to or for the benefit of Borrower in connection with any Account; (e) rights of Borrower to payment arising from or in connection with any loans, advances or other financial accommodations made or provided by Borrower to or for the benefit of any other Person with the proceeds of any of the Loans or in connection with any Letter of Credit Accommodation; (f) tax refunds and tax claims; and (g) other contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to Borrower arising from or pursuant to any Accounts or any of the other items described in this Section 1.56 or otherwise associated with any Accounts (including, without limitation, choses in action and causes of action).

         1.57 "Records" shall mean all of Borrower's present and future books and records of every kind or nature in any way relating to any Receivables or other Collateral (including, without limitation, all CDRs in any format and however constituted), reports or records from or generated by any Billing Processor, or otherwise relating to the arrangements of Borrower with any Billing Processor, reports or records from or generated by any LEC or other Carrier or otherwise relating to the arrangements of Borrower with any LEC or other Carrier, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Account Debtor), together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any Billing Processor or any other person).

         1.58 "Reference Bank" shall mean First Union National Bank, or such other bank as Lender may from time to time designate.

         1.59 "Regulatory Event" shall mean any of the following events: (a) Lender becomes subject to regulation as a "carrier", a "telephone company", a "common carrier", a "public utility" or otherwise under any applicable law or governmental regulation, Federal, State or local, solely as result of the transactions contemplated by this Agreement and the other Financing Agreements, or (b) Borrower becomes subject to a statute or regulation by any Governmental Authority different from the statutes or regulations existing as of the date hereof and that could have a Material Adverse Effect, or (c) the FCC or any PUC issues an order or other statement revoking, denying or refusing to renew, or recommending the revocation, denial or non-renewal of, any material License (except for any such order or statement that is being appealed or contested in good faith by Borrower by appropriate proceedings diligently pursued and available to Borrower, so long as during such appeal or contest, Borrower may continue to receive the benefit of, and operate pursuant to, such License).

         1.60 "Renewal Date" shall the meaning set forth in Section 12.1 hereof.

         1.61 "Retail Accounts" shall mean Accounts arising from Borrower providing international, interstate or intrastate telecommunication services to Retail Customers.

         1.62 "Retail Customers" shall mean any Person (other than a Carrier) that subscribes to or uses the telecommunication services offered by Borrower.

         1.63 "Special Availability Reserve" shall mean, at any time, the Availability Reserve in an amount equal to fifteen percent (15%) of the Borrowing Base at such time (calculated based on the amount of Loans and Letter of Credit Accommodations available without any reduction for the amount of any outstanding Loans or Letter of Credit Accommodations).

         1.64 "Subordinated Indebtedness" shall mean Indebtedness of Borrower for money borrowed for the use of Borrower, which Indebtedness is subject to, and subordinate in right of payment to, the right of Lender to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Lender.

         1.65 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

         1.66 "Telecommunication Assets" shall mean, with respect to any Person, equipment and other properties or assets (whether tangible or intangible) used in the telecommunications business, including, without limitation, rights with respect to indefeasible rights of use (which is the right to use a telecommunications system, usually an undersea cable, with most of the rights and duties of ownership, but without the right to control or manage the facility and depending upon the particular agreement, without any right to salvage or duty to dispose of the system's cable at the end of its useful life), minimum assignable ownership units (which is capacity on a telecommunications system, usually an undersea fiber optic cable, acquired on an ownership basis) or minimum investment units (or similar interests) in fiber optic cable and international or domestic telecommunications switches or other transmission facilities, including monitoring and related administrative support facilities (or Capital Stock of a Person that becomes a Subsidiary, the assets of which consist primarily of any such Telecommunications Assets), in each case purchased, or acquired through a Capital Lease, by Borrower.

         1.67 "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York, as the same now exists or may hereafter be amended, modified, recodified or supplemented.

         1.68 "Valid EMI Billing Records" shall mean CDRs that pass the Billing Processor's edits and screens.

         1.69 "Voting Stock" shall mean with respect to any Person, one (1) or more classes of Capital Stock of such Person having general voting powers to elect members of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency.


SECTION 2.     CREDIT FACILITIES

         2.1 LOANS.

               (a   Subject to and upon the terms and conditions contained
herein, Lender agrees to make Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the Borrowing Base at such time.

               (b   Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower, reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that (i) the general creditworthiness of Account Debtors has declined or (ii) the Dilution for any period has increased. The amount of any reduction in any lending formula by Lender pursuant to this Section 2.1(b) shall have a reasonable relationship to the matter which is the basis for such reduction in the good faith determination of Lender. To the extent an Availability Reserve shall have been established which is sufficient to address any event, condition or matter in a manner satisfactory to Lender in its good faith determination, Lender shall not exercise its rights under this
Section 2.1(b) to reduce the lending formulas to address such event, condition or matter. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts or in establishing Availability Reserves.

         2.2   LETTER OF CREDIT ACCOMMODATIONS.

               (a   Subject to and upon the terms and conditions contained
herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Loans to Borrower pursuant to this Section 2.

               (b   In addition to any charges, fees or expenses charged by
any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to one-half percent (1/2%) per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to two and one-half percent (2 1/2%) per annum on such daily outstanding for the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing (and it shall be deemed an Event of Default for purposes hereof in the event Lender does not receive final payment and satisfaction in full of all of the Obligations on the date of termination or non-renewal hereof). Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

               (c   No Letter of Credit Accommodations shall be available
unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Loans available to Borrower (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than an amount equal to one hundred percent (100%) of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established in the applicable amount set forth in this Section 2.2(c).

               (d   The aggregate amount of all outstanding Letter of Credit
Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $5,000,000, except as Lender may otherwise agree.

               (e   Borrower shall indemnify and hold Lender harmless from
and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation except for losses, claims, damages, liabilities, costs and expenses as a result of the gross negligence or willful misconduct of Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation except for losses, claims, damages, liabilities, costs and expenses as a result of the gross negligence or willful misconduct of Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

               (f   Nothing contained herein shall be deemed or construed to
grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in Borrower's name.

               (g   Any rights, remedies, duties or obligations granted or
undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.

         2.3 MAXIMUM CREDIT. The aggregate amount of the Loans and Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, except as Lender may otherwise agree.

         2.4 AVAILABILITY RESERVES. All Loans otherwise available to Borrower pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves in a manner consistent with the terms set forth in the definition of such term.

SECTION 3.     INTEREST AND FEES

         3.1 INTEREST.

               (a   Borrower shall pay to Lender interest on the outstanding
principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

               (b   Interest shall be payable by Borrower to Lender monthly
in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The Interest Rate on the Loans shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         3.2 CLOSING FEE. Borrower shall pay to Lender as a closing fee the amount of $150,000, which shall be fully earned and payable as of the date hereof.

         3.3 UNUSED LINE FEE. Borrower shall pay to Lender monthly an unused line fee at a rate equal to one-quarter percent (1/4%) per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.


SECTION 4.     CONDITIONS PRECEDENT

         4.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

               (a   all requisite corporate action and proceedings in
connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have reasonably requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

               (b   no material adverse change shall have occurred in the
assets or business of Borrower or Parent since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or Parent to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

               (c   Lender shall have completed a field review of the Records
and such other information with respect to the Collateral as Lender may require to determine the amount of Loans available to Borrower (including, without limitation, current roll-forwards of Accounts through the date of closing in a manner satisfactory to Lender, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral), the results of which each case shall be satisfactory to Lender, not more than five (5) Business Days prior to the date hereof;

               (d   Lender shall have received, in form and substance
satisfactory to Lender, the Billing Processor Acknowledgments, duly authorized, executed and delivered by the Billing Processors and Borrower;

               (e   Lender shall have received, in form and substance
satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem reasonably necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, (i) Collateral Access Agreements by owners and lessors of leased premises of Borrower and (ii) agreements from licensors of trademarks and other Intellectual Property to Borrower permitting Lender to use the trademarks and other Intellectual Property licensed by such parties to Borrower to exercise the rights and remedies of Lender and otherwise deal with the Collateral;

               (f   Lender shall have received, in form and substance
satisfactory to Lender, all agreements with the depository banks and Borrower with respect to the Blocked Accounts as Lender may require pursuant to
Section 6.3 hereof, duly authorized, executed and delivered by such depository banks and Borrower;

               (g   the Excess Availability as determined by Lender, as of
the date hereof, shall be not less than $15,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

               (h   Lender shall have received, in form and substance
satisfactory to Lender, UCC-3 termination statements for all existing UCC-1 financing statements between First Union National Bank, as secured party or Signet Bank, as secured party, and Borrower or Parent (or its predecessor), as debtor, duly authorized, executed and delivered by such secured parties;

               (i   Lender shall have received evidence, in form and
substance satisfactory to Lender, that all Intellectual Property used by or in connection with the business of Borrower which may have been owned by Parent or any of its other Affiliates has been validly and effectively transferred and assigned to Borrower and that Borrower has taken all actions available to it as to any Intellectual Property registered with any Governmental Authority, to cause such transfer and assignment to be reflected in the records of such Governmental Authority;

               (j   Lender shall have received evidence, in form and
substance satisfactory to it, that the accounts with a bank or any other financial institution in which the amounts required to be owned and held by Borrower under Section 9.15 hereof are in the sole name of Borrower and the balance of the cash or Cash Equilvalents held therein which satisfies the requirements set forth in Section 9.15 equals or exceed $20,000,000;

               (k Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as additional insured (but without any liability for premiums) as to the general liability policies of Borrower and as loss payee as to business interruption insurance with respect to Accounts;

               (l   Lender shall have received, in form and substance
satisfactory to Lender, such opinion letters of counsel to Borrower and Parent with respect to the Financing Agreements and such other matters as Lender may request; and

               (m   the other Financing Agreements and all instruments and
documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

         4.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

               (a   all representations and warranties contained herein and
in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date);

               (b   no Regulatory Event shall exist or have occurred and be
continuing or exist or occur after giving effect to such Loan or Letter of Credit Accommodation and no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or
(ii) has or could have a Material Adverse Effect; and

               (c no Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5.     GRANT OF SECURITY INTEREST

         5.1 To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, together with any other assets and property subject to the security interests or liens of Lender to secure the Obligations, the "Collateral"):

               (a   Receivables;

               (b   all other present and future contract rights and general
intangibles arising out of or used in connection with any of the Receivables, including, without limitation, any of the following used in connection with the Receivables: (i) registered and unregistered patents and patent rights,
(ii) copyrights, works which are the subject matter of copyrights, software and other general intangibles in each case relating to billing and call data collection and storage systems and related information systems (including source codes, object codes and all other embodiments of computer programming information) and contract rights relating to software programs; (iii) contract rights with any third party billing company that is involved with the billing and collection of Receivables (including, without limitation, any Billing Processor) and with any other telecommunication carriers or service providers involved in the billing and collection of Receivables; (iv) contract rights with any Carriers under Carrier Agreements; (v contract rights with any Carriers providing access for Retail Customers to the network of Borrower; (vi) all extensions, renewals, reissues, divisions, continuations, and infringement of any of the foregoing; (vii) all choses in action and causes of action with respect to any of the foregoing; (viii) drawings, designs, manuals and operating standards relating to the billing and collection of the Receivables; (ix) goodwill; (x) customer and other lists in whatever form maintained, including lists of Retail Customers and Carriers (PROVIDED, THAT, the foregoing shall not be construed to include any licenses or permits issued to or held by Borrower by the FCC or any PUCs or any of the proprietary routing software of Borrower or the rights of Borrower to the use of the switching and transmission facilities of other telecommunications carriers, including its operating agreements with foreign carriers or foreign Postal, Telephone and Telegraph Companies or other foreign governmental authorities or any international resale agreements);

               (c   (i) all present and future monies, investment property,
credit balances, deposits, deposit accounts, documents, instruments and other property of Borrower now or hereafter held or received by or in transit to Lender (or its Affiliates in the Blocked Accounts or otherwise in connection with the collection of the Receivables or any other Collateral), whether for safekeeping, pledge, custody, transmission, collection or otherwise, (ii) all present and future monies, investment property, credit balances and deposits at any bank or other financial institution either (A) constituting proceeds of Receivables or any of the other Collateral or (B0 constituting proceeds of loans, advances or other financial accommodations made or provided by Lender to or for the benefit of Borrower or (C) constituting proceeds of loans, advances or other financial accommodations made or provided by Borrower to or for the benefit of any Affiliate with proceeds of loans, advances or other financial accommodations at any time made or provided by Lender or (D) held or deposited in or delivered to any deposit account or other account used in connection with the collection of Receivables or any of the other Collateral or containing proceeds of the Receivables or any of the other Collateral, or containing proceeds of loans, advances or other financial accommodations at any time made or provided by Lender to or for the benefit of Borrower or its Affiliates, or proceeds of loans, advances or other financial accommodations made or provided by Borrower to or for the benefit of any affiliate with proceeds of the loans, advances or other financial accommodations at any time made or provided to Borrower by Lender and (E) all right, title and interest of Borrower in or to any deposit account or other account maintained at any bank or other financial institution either (1) used in connection with the collection of the Receivables or any of the other Collateral, or (2) containing proceeds of the Receivables or any the other Collateral, or (3) containing proceeds of loans, advances or other financial accommodations made or provided by Lender to or for the benefit of Borrower or any of its Affiliates, or (4) containing proceeds of loans, advances or other financial accommodations made or provided by Borrower to or for the benefit of any Affiliate with proceeds of the loans, advances or other financial accommodations at any time made or provided to Borrower by Lender;

               (d   all present and future liens, security interests, rights,
remedies, title and interest in, to and in respect of Receivables or any of the other Collateral, including, without limitation, (i rights and remedies under or relating to guarantees, contracts of suretyship, indemnities, letters of credit and credit and other insurance related to the Receivables or any of the other Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments, with respect to, or otherwise representing or evidencing Receivables or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

               (e   Records; and

               (f   all Products and Proceeds (as such terms are defined,
respectively, in the Uniform Commercial Code) of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

         5.2 Notwithstanding anything to the contrary set forth in Section 5.1 above, the types or items of Collateral described in such Section shall not include any rights or interests in any contract, lease, permit, license, charter or license agreement covering real or personal property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Lender is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; PROVIDED, THAT, the foregoing exclusion shall in no way be construed (a) to apply if any such prohibition is unenforceable under Section 9-318(4) of the UCC or other applicable law or (b) so as to limit, impair or otherwise affect Lender's unconditional continuing security interests in and liens upon any rights or interests of Borrower in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Accounts).


SECTION 6.     COLLECTION AND ADMINISTRATION

         6.1 BORROWER'S LOAN ACCOUNT. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

         6.2 STATEMENTS. Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within forty-five (45) days after the date such statement has been given by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

         6.3   COLLECTION OF ACCOUNTS.

               (a   Borrower shall establish and maintain, at its expense,
blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrower shall promptly deposit and direct its Account Debtors to directly remit all payments on Receivables and all payments constituting proceeds of other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts constitute Collateral with respect to which Borrower has granted to Lender a first priority perfected security interest, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account").

               (b   For purposes of calculating the amount of the Loans
available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day.

               (c   Borrower and its Subsidiaries or other Affiliates shall,
acting as trustee for Lender, receive, subject to the first priority perfected security interest of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's own funds (except that to the extent Lender may remit any such proceeds to Borrower, such proceeds may be commingled with Borrower's own funds). Borrower agrees to reimburse Lender on demand for any amounts paid by Lender to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

         6.4 PAYMENTS. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines, PROVIDED, THAT, all such payments shall be applied to Obligations which are then due and payable before being applied to pay any Obligations which are not then due and payable. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower.

Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         6.5 MANDATORY PREPAYMENTS. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodation exceed the Borrowing Base, or the aggregate amount of the outstanding Letter of Credit Accommodation exceeds the sublimit set forth in Section 2.2(d) hereof or the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall exceed the Maximum Credit, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender, the entire amount of any such excess(es) for which payment is demanded or in the case of Letter of Credit Accommodations, provide cash collateral to Lender in such amount.

         6.6 AUTHORIZATION TO MAKE LOANS. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an authorized officer of Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. A list of such authorized officers and other authorized persons of Borrower is set forth on Schedule 6.6 hereto. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

         6.7 USE OF PROCEEDS. Borrower shall use the proceeds of Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof only for the cost (including the cost of design, development, construction, acquisition, licensing, installation or integration) of Telecommunication Assets and including costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.


SECTION 7.     COLLATERAL REPORTING AND COVENANTS

         7.1   COLLATERAL REPORTING.

               (a   Borrower shall provide Lender with the following documents in a form and in such detail as is reasonably satisfactory to Lender:

                     (i   on a weekly basis, as soon as available, but in any
event no later than the third (3rd) Business Day of each week: (A) the amount of the Eligible Accounts by category; (B0 the weekly repayment report generated by the Billing Processor and provided to Borrower in accordance with the current practices of the Billing Processor and Borrower as of the date hereof; (C0 the amount of the bad debt reserve established by the Billing Processors; (D) the amount of the processing fees, inquiry fees and other fees of the applicable Billing Processors or LEC outstanding and unpaid as of the end of the immediately preceding week; (E) the amount of the unrestricted cash or Cash Equivalents of Borrower which satisfy the requirements of Section 9.15 hereof as of the last day of the immediately preceding week; (F) the load report (including (1) transmitted dollar, calls and minutes by day, (2) rejected dollars, calls and minutes by reason, (30 total billable call records by dollar, by call, by minutes, by LEC and by call type); and (G) so long as Excess Availability is equal to or greater than $15,000,000 (with Excess Availability calculated for this purpose without regard to any past due trade payables) and no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (1) the aggregate amounts accrued and owing by Borrower to Carriers who are Account Debtors and (2) if and to the extent any unbilled Accounts may be included as Eligible Accounts, a report of carrier revenue, minutes and minute dollars PROVIDED, THAT, in the event Excess Availability is at any time less than $15,000,000 (with Excess Availability calculated for this purpose without regard to any past due trade payables) or an Event of Default (or act, condition or event which with notice or passage of time or both would constitute an Event of Default) shall exist or have occurred and be continuing, upon Lender's request, Borrower shall provide such information described in clauses (G)(1) and (G)(2) above to Lender on a daily basis, together with such other information with respect to Carrier Accounts and amounts payable to any of the Carriers as Lender may determine;

                     (ii   on a monthly basis as soon as available, but in
any event no later than the tenth (10th) day of each month, or more frequently as Lender may request, (A) detailed monthly roll-forwards of Carrier Accounts and accounts payable to other Carriers, (B) agings of accounts payable, (C) agings of accounts receivable (including indicating the date of the delivery by Borrower to the Billing Processor of the CDRs which are the basis for the Accounts), (D) the amount of USF charges paid and accrued during the immediately preceding month, (E) a list of new Carrier Services Agreement entered into by Borrower during the immediately preceding month and a list of any Carrier Services Agreements terminated during the immediately preceding month, and (F) a report of loans, capital contributions or other investments made by Borrower or its Subsidiaries after the date hereof to or in any Person and any payments in respect thereof received in each case during the immediately preceding month, including identifying the date of the loan, capital contribution or other investment, the person to or in whom such loan, capital contribution or investment was made, the amounts thereof and such other information as Lender may in good faith request with respect thereto;

                     (iii   upon Lender's reasonable request, copies of deposit
slips and bank statements;

                     (iv    such other reports as to the Collateral as Lender
shall reasonably request from time to time.

               (b   If any of Borrower's records or reports of the Collateral
are prepared or maintained by an accounting service, contractor, shipper or other agent (including any sales agent), Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing and is continuing.

         7.2   ACCOUNTS COVENANTS.

               (a   Without limiting any other obligation of Borrower to
deliver any information to Lender, Borrower shall notify Lender promptly of:
(i) the assertion of any claims, offsets, defenses or counterclaims by any Carrier or Billing Processor (other than claims, offsets or defenses in the ordinary course of business by a single Carrier or Billing Processor involving less than $500,000) or any disputes with any Carrier or Billing Processor, or any settlement, adjustment or compromise thereof, in any single case involving more than $250,000, (ii) all material adverse information relating to the financial condition of any Carrier or Billing Processor and
(iii) any event or circumstance which, in Borrower's reasonable good faith judgment, would cause Lender in good faith to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor without Lender's consent, except in the ordinary course of Borrower's business in accordance with practices and policies described on
Schedule 7.2(a) hereto. So long as no Event of Default exists or has occurred and is continuing, Borrower shall have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors or grant any credits, discounts or allowances. Any LEC used by a Retail Customer will terminate or suspend service to such Retail Customer if such Retail Customer fails to make any payment to Borrower in respect of the Account owing by such Retail Customer within sixty (60) days after the end of the billing period in which the use of the telecommunications services of Borrower by such Retail Customer giving rise to such Account occurred.

               (b   With respect to each Account: (i) the amounts shown on
any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately made to a Blocked Account or delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies described on Schedule 7.2(a) hereto, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable Federal, State or foreign laws or regulations (including all Communications Laws) applicable to Borrower, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

               (c   Lender shall have the right at any time or times, in
Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

               (d   Borrower shall deliver or cause to be delivered to
Lender, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments arising from any Receivable or otherwise constituting Collateral in amounts in excess of $50,000 prior to the occurrence of an Event of Default and in any amount at any time on or after the occurrence of an Event of Default which Borrower now owns or may at any time acquire immediately upon Borrower's receipt thereof, except as Lender may otherwise agree.

               (e   Lender may, at any time or times that an Event of Default
exists or has occurred and is continuing after prior notice to Borrower, (i) notify any or all Account Debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all Accounts Debtors to make payment of Accounts directly to Lender,
(ii) extend the time of payment of, compromise, settle or adjust for cash, credit or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the Account Debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an

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


Event of Default exists or has occurred and is continuing and is continuing, at Lender's request, all invoices and statements sent to any Account Debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

         7.3 EQUIPMENT COVENANTS. With respect to the Equipment: (a) Borrower shall keep the Equipment in good order, repair, running and merchantable condition (ordinary wear and tear excepted and except where the failure to keep the Equipment in such condition does not have or would not have a reasonable likelihood of having a Material Adverse Effect); (b) Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; and (c) the Equipment is and shall be used in Borrower's business.

         7.4   POWER OF ATTORNEY.

               (a) Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender in writing) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to:

                     (i) at any time an Event of Default exists or has occurred and is continuing, (A) demand payment on Receivables or other proceeds of other Collateral, (B) enforce payment of Receivables by legal proceedings or otherwise, (C) exercise all of Borrower's rights and remedies to collect any Receivables or other Collateral, (D) sell or assign any Receivables upon such terms, for such amount and at such time or times as the Lender deems advisable,
(E) settle, adjust, compromise, extend or renew any Receivables, (F) discharge and release any Receivables, (G) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an Account Debtor, (H) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower, and (I) do all acts and things which are necessary, in Lender's good faith determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements; and

                     (ii) at any time to (A) take control in any manner of any item of payment or proceeds in respect of any Receivables or other Collateral received in or for deposit in the Blocked Accounts or otherwise received by Lender, (B) have access to any lockbox or postal box into which payments are received on Receivables or other Collateral, (C) endorse Borrower's name upon any items of payment or proceeds in respect of any Receivables or other Collateral and deposit the same in the Lender's account for application to the Obligations, (D) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, (E) sign Borrower's name on any verification of Receivables and notices thereof to Account Debtors and (F) execute in Borrower's name and file any UCC financing statements or amendments thereto, PROVIDED, THAT, such financing statements shall not apply to any assets as collateral, other than the Collateral.

               (b) Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.5 RIGHT TO CURE. Lender may, at its option, (a) upon notice to Borrower, cure any default by Borrower under any material agreement with a third party which affects any Collateral, the value of such Collateral or the ability of Lender to collect, sell or otherwise dispose of such Collateral or the rights and remedies of Lender therein or the ability of Borrower to perform its obligations hereunder or under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against Borrower, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Lender's reasonable judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.6 ACCESS TO PREMISES. From time to time as reasonably requested by Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have such access to all of Borrower's and Parent's premises during normal business hours and after reasonable prior notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, as Lender determines is needed for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's and Parent's books and records, including the Records, and (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may reasonably request, and (c) Lender or its designee may use during normal business hours such of Borrower's or Parent's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

SECTION 8.     REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

         8.1 CORPORATE EXISTENCE, POWER AND AUTHORITY; SUBSIDIARIES. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and are duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, where the failure to so qualify would have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements to which it is a party and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any material indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Borrower and Parent do not have any Subsidiaries except as set forth on Schedule 8.1 hereto.

         8.2 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower and Parent which have been or may hereafter be delivered by Borrower or Parent to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrower and Parent as at the dates and for the periods set forth therein (except for interim statements which are subject to year-end adjustments and may lack footnotes). Except as disclosed in any interim financial statements furnished by Borrower or Parent to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower and Parent, since the date of the most recent audited financial statements furnished by Borrower and Parent to Lender prior to the date of this Agreement.

         8.3 PRINCIPAL PLACE OF BUSINESS; COLLATERAL LOCATIONS. The principal place of business of Borrower and the Records of Borrower concerning Receivables are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.3 hereto, subject to the rights of Borrower to establish new locations in accordance with Section 9.2 below. Schedule 8.3 hereto correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof.

         8.4 PRIORITY OF LIENS; TITLE TO PROPERTIES. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral to the extent the security interests may be perfected under the UCC, subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Borrower has good and merchantable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or arising after the date hereof and permitted hereunder.

         8.5 TAX RETURNS. Borrower and Parent have filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower and Parent have paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and Parent and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 LITIGATION. Except as set forth on Schedule 8.6 hereto, there is no present investigation by any Governmental Authority pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower or Parent, or its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or Parent, or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower would have a Material Adverse Effect.

         8.7   COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS.

               (a) Borrower is not in default in any respect under, or in violation in any respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound, in each case where such default or violation has or would have a Material Adverse Effect. Borrower and Parent are in compliance in all respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to its business, in each case where the failure to comply would have a Material Adverse Effect.

               (b) Borrower has obtained all material Licenses required for the lawful conduct of its respective business, including all Licenses required by the FCC, any PUC or under or pursuant to any Communications Laws. Schedule 8.7 hereto sets forth all of the Licenses issued to or held by Borrower or any of its Affiliates as of the date hereof by any Federal, State, local or foreign Governmental Authority and any applications pending by Borrower or any of its Affiliates with such Federal, State, local or foreign Governmental Authority. The Licenses constitute all permits, licenses, approvals, consents, certificates, orders or authorizations necessary for Borrower to own and operate its business as presently conducted or proposed to be conducted where the failure to have any of the same would result in a Material Adverse Effect. All of the Licenses are valid and subsisting and in full force and effect and are not subject to any further administrative or judicial review and are therefore final. There are no pending, or to the best of Borrower's knowledge, threatened investigations, actions or proceedings as a result of the practices of Borrower or any of its Affiliates pursuant to any violations of or failure to comply with any Communications Laws. There are no actions, claims or proceedings pending or threatened that seek the revocation, cancellation, suspension or modification of any of the Licenses. Lender will not, by reason of the execution, delivery and performance of this Agreement or any of the other Financing Agreements, be subject to the regulation or control of either the FCC or any PUC. Without limiting the generality of the foregoing, under the terms of applicable Communications Law or other applicable laws and regulations, Borrower may own and operate its business pursuant to (i) the License originally issued to Parent under Section 214 of the Communication Act which has been validly and effectively transferred by Parent to Borrower prior to the date hereof and (ii) the authorizations and approvals of the PUCs issued to and held by Startec Global Licensing Company. Lender is not required to have any of the Licenses in order to exercise any of its rights or remedies hereunder.

         8.8 CARRIER SERVICE AGREEMENTS. Set forth in Schedule 8.8 hereto is a correct and complete list of all of the Carrier Service Agreements in effect on the date hereof that were the basis for one percent (1%) or more of the revenues of Borrower during the first calendar quarter of 1999, which relate to or give rise to any Receivables or otherwise constitute Material Contracts. The Carrier Service Agreements constitute all of such agreements necessary for Borrower to operate its business as presently conducted or proposed to be conducted and no Carrier Accounts of Borrower arise from the use by customers of telecommunication services, other than those which use services of a Carrier (but not including for this purpose any LEC) with whom Borrower has a valid and enforceable Carrier Service Agreement set forth on Schedule 8.8 hereto or with whom Borrower has entered into a Carrier Service Agreement in accordance with
Section 9.17 hereof. Each of such Carrier Service Agreements constitutes the legal, valid and binding obligations of Borrower and to the best of Borrower's knowledge, the other parties thereto, enforceable in accordance with their respective terms and are in full force and effect, EXCEPT as to the Carrier Service Agreements identified on Schedule 9.16 hereto for which the consent to the transfer of such Carrier Service Agreement from Parent to Borrower has not yet been obtained. No event of default, or act, condition or event which with notice or passage of time or both, would constitute an event of default under any of such Carrier Service Agreements exists or has occurred and is continuing, and Borrower and the other parties thereto have complied with (or waived in writing compliance with) all of the terms and conditions of the Carrier Service Agreements to the extent necessary for Borrower to be entitled to receive all payments thereunder.

         8.9 BILLING PROCESSOR AGREEMENTS. Set forth in Schedule 8.9 hereto is a correct and complete list of all Billing Processor Agreements in effect on the date hereof. Under the terms of such agreements, the Billing Processor is to remit payments to Borrower no less frequently than once each week or as otherwise provided therein and specified on Schedule 8.9 hereto. No Billing Processor has any security interest, lien, encumbrance or other claim in or to any of the Accounts (except to the extent of the rights of set off against Receivables of the Billing Processor for LEC processing fees, unbillable amounts, reserves for uncollectible amounts and similar charges and the security interest of Billing Concepts, Inc. permitted under Section 9.8 hereof).

The Billing Processor is acting solely as an agent on behalf of Borrower for the purpose of billing and collecting Retail Accounts from the applicable LEC of the Retail Customer obligated on such Accounts and the arrangements of Borrower with the Billing Processor does not involve the purchase and sale by Borrower of Receivables to the Billing Processor. The Billing Processor Agreements constitute all of such agreements necessary for Borrower to operate its business as presently conducted or proposed to be conducted and no Retail Accounts of Borrower arise from the use by Retail Customers of telecommunication services, other than those which are subject to the Billing Processor Agreements with Billing Processors with whom Borrower has a valid and enforceable Billing Processor Agreement set forth on Schedule 8.9 hereto or with whom Borrower has entered into a Billing Processor Agreement in accordance with Section 9.18 hereof. Each of the Billing Processor Agreements constitutes the legal, valid and binding obligations of Borrower and to the best of Borrower's knowledge, the other parties thereto, enforceable in accordance with their respective terms and are in full force and effect. No event of default, or act, condition or event which with notice or passage of time or both, would constitute an event of default under any of the Billing Processor Agreements exists or has occurred and is continuing, and Borrower and the other parties thereto have complied with (or waived in writing compliance with) all of the terms and conditions of the Billing Processor Agreements to the extent necessary for Borrower to be entitled to receive all payments thereunder. Borrower has delivered, or caused to be delivered to Lender, true, correct and complete copies of all of the Billing Processor Agreements.

         8.10 GOVERNMENTAL AUTHORIZATIONS. Except as set forth on Schedule 8.10 hereto, no authorizations, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority (other than the filing of UCC financing statements and continuation statements) is or will be necessary in connection with execution and delivery of this Agreement or any of the other Financing Agreements by Borrower, consummation of the transactions herein or therein contemplated, or performance of or compliance by Borrower with the terms and conditions hereof or thereof. The failure to file any notice or other information with any Governmental Authority as set forth on Schedule 8.10 hereto shall not have any Material Adverse Effect.

         8.11 NO REGULATORY EVENT. No Regulatory Event has occurred and is continuing.

         8.12 TRADE RELATIONS. There exists no actual or, to the best of Borrower's knowledge, threatened termination, cancellation or limitation of the business relationship between Borrower and any Carrier, any labor organizations, any material customer or any group thereof whose agreements with Borrower are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would have a Material Adverse Effect or prevent Borrower from conducting its business after the consummation of the transaction contemplated by this Agreement.

         8.13 MATERIAL CONTRACTS. All of the Material Contracts of Borrower are set forth on Schedule 8.13 hereto. Borrower has made available to Lender true, correct and complete copies of such Material Contracts on or before the date hereof. Borrower is not in material breach of or in default under any Material Contract. All right, title and interest in any of the Material Contracts to which Parent was the original party have been validly assigned and transferred to Borrower (and any and all consents required in connection therewith have been obtained and are in full force and effect) and Borrower is entitled to all rights and benefits under or arising pursuant to such Material Contracts (including, without limitation, any Billing Processor Agreement), except as otherwise indicated on Schedule 8.13.

         8.14 BANK ACCOUNTS. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Schedule 8.14 hereto, subject to the right of Borrower to establish new accounts in accordance with Section 9.13 below.

         8.15 INTELLECTUAL PROPERTY. Schedule 8.15 sets forth all of the agreements or other arrangements of Borrower pursuant to which Borrower or Parent has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of Borrower and Parent as in effect on the date hereof.
Schedule 8.15 also sets forth all trademarks, patents and copyrights of Borrower which are registered with the U.S. Patent and Trademark Office or any other Governmental Authority. No trademark, service-mark, logo or other Intellectual Property at any time used by Borrower which is owned by another person or owned by Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Lender is used in connection with the billing or collection of the Receivables or any other Collateral or otherwise in connection therewith. The only registered trademark or other Intellectual Property registered with any Governmental Authority used by Borrower in connection with the billing and collection of Receivables is the trademark "Startec" as described on Schedule 8.15 hereto. No software or other Intellectual Property owned and used by Borrower in the billing and collection of Receivables or other Collateral is of the type that may be subject to registration as a copyright with the U.S. Copyright Office. Borrower owns or licenses all Intellectual Property and other rights with respect thereto, which are necessary for the operation of its business as presently conducted or proposed to be conducted. To the best of the knowledge of Borrower, no product, process, method, substance, part or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by Borrower infringes any patent, trademark, service-mark, tradename, copyright, license or other Intellectual Property owned by any other Person and no claim or litigation is pending or threatened against or affecting Borrower contesting its right to sell or use any such product, process, method, substance, part or other Intellectual Property.

         8.16 SOLVENCY. Borrower is solvent and will continue to be solvent after the creation of the Obligations, the security interests of Lender and the other transactions contemplated hereunder, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage.

         8.17 ACCURACY AND COMPLETENESS OF INFORMATION. All written information (other than financial projections, including summaries and analyses with respect thereto or otherwise with respect to the future performance of Borrower furnished by or on behalf of Borrower or Parent to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate and any Schedule hereto is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. Any financial projections, including summaries and analyses with respect thereto or otherwise with respect to the future performance of Borrower (and including all assumptions) represent the reasonable, good faith opinion of Borrower, Parent and their management as to the subject matter thereof, and where applicable have been prepared in accordance with guidelines of the American Institute of Certified Public Accountants. No event or circumstance has occurred which has had or would reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Lender in writing.

         8.18 SURVIVAL OF WARRANTIES; CUMULATIVE. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder (except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date) and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.


SECTION 9.     AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1 MAINTENANCE OF EXISTENCE. Borrower shall (a) at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and (b) maintain in full force and effect all Intellectual Property, Licenses, and other licenses, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted where the failure to maintain the same has or would have a Material Adverse Effect. Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

         9.2 NEW COLLATERAL LOCATIONS. Borrower may open any new location within the United States and Canada at which Collateral in any form is held or maintained, provided Borrower (a) gives Lender five(5) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

         9.3 COMPLIANCE WITH LAWS, REGULATIONS, ETC. Borrower shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all orders, laws, rules, regulations and material Licenses applicable to it and duly observe all requirements of any Federal, State local or foreign Governmental Authority.

         9.4 PAYMENT OF TAXES AND CLAIMS. Borrower shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, PROVIDED, THAT, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.5 INSURANCE. Borrower shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least ten (10) days prior written notice to Lender of any cancellation or reduction of coverage as a result of the failure to pay premiums when due and thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage for any other reason and that Lender may act as attorney for Borrower in obtaining (in the event Borrower fails to do so), and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as an additional insured (but without any liability for any premiums) under the general liability policies applicable to Borrower and loss payee as to business interruption insurance to the extent that such insurance covers losses as to Accounts pursuant to such interruption. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its Affiliates. At its option, Lender may apply any insurance proceeds received by Lender to payment of the Obligations in such order and manner as is provided in Section 6.4 hereof or hold such proceeds as cash collateral for the Obligations.

         9.6   FINANCIAL STATEMENTS AND OTHER INFORMATION.

               (a) Borrower shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its Subsidiaries in accordance with GAAP and Borrower shall furnish or cause to be furnished to Lender: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements of Borrower and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such fiscal month, (ii) within forty-five (45) days after the end of each fiscal quarter, quarterly unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal quarter, PROVIDED, THAT, the delivery of the Parent's Form 10-Q filed with the Securities and Exchange Commission that complies in all material respects with the requirements of Form 10-Q shall be deemed to satisfy the obligation to provide consolidated financial statements under this section 9.6(a)(ii) for such fiscal quarter and (iii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its Subsidiaries as of the end of and for the fiscal year then ended, PROVIDED, THAT, the delivery of the Parent's Form 10-K filed with the Securities and Exchange Commission that complies in all material respects with the requirements of Form 10-K shall be deemed to satisfy the obligations to provide consolidated financial statements under this Section 9.6(a)(iii) for such fiscal year.

               (b) Borrower shall promptly notify Lender in writing of (i) the details of any loss, damage, investigation, action, suit, proceeding or claim relating to any Collateral or which does or would have a reasonable likelihood of having a Material Adverse Effect, (ii) the existence of any condition or event which constitutes an Event of Default or any act, condition or event which with the notice or passage of time or notice or both would constitute an Event of Default, (iii) the termination or amendment of any Material Contract of Borrower or entering into any new Material Contract (in which event Borrower shall provide Lender with a copy of such Material

Contract), (iv) any order, judgment or decree in excess of $500,000 (after reasonably expected insurance and indemnity recovery) that is entered against Borrower or Parent or any of their respective properties or assets, or (v) the receipt by Borrower or Parent of any notification of a material violation of any laws or regulations or Licenses (including, without limitation, any Communications Laws) from any Governmental Authority.

               (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender (i) copies of all reports which Borrower or Parent sends to its stockholders generally and copies of all reports and registration statements which Borrower or Parent files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc. or the FCC or any material filing with any other Governmental Authority, and (ii) copies of any management letters and reports by independent certified public accountants to Borrower.

               (d) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the businesses of Borrower and Parent, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower and Parent, or any Subsidiary, to any court or other Governmental Authority as required by applicable law or to any participant or assignee or prospective participant or assignee, PROVIDED, THAT, any such participant or assignee or prospective participant or assignee shall treat such information as confidential to the extent required under Section 12.4 hereof. Borrower hereby irrevocably authorizes all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and Parent and any reports or management letters prepared by such accountants or auditors on behalf of Borrower or Parent and to disclose to Lender, upon reasonable Lender's request, such information as they may have regarding the business of Borrower, Parent and any Subsidiary. Lender shall only obtain copies of the financial statements of Borrower and Parent, or reports or management letters, from such accountants and auditors pursuant to such authorization in the event that Borrower does not provide the financial statements of Borrower and Parent, or reports or management letters, to Lender as required hereunder. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender six (6) months after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

         9.7 SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, (a) enter into or become the subject of any merger, or consolidation (except to the extent such merger or consolidation may be permitted under Section 9.10(d) hereof), or wind up, liquidate or dissolve or adopt a plan by the stockholders relating to the winding up, liquidation or dissolution of the business of Borrower or (b) convey, sell, lease, transfer or otherwise dispose of, in one or a series of transactions, (i) any of the Collateral or (ii) all or substantially all of Borrower's assets or (iii) any assets necessary or material to the business of Borrower as currently conducted, except as to sales otherwise prohibited by this clause (iii) to the extent of sales or exchanges of Equipment and related software and other related assets from time to time in the ordinary course of the business of

Borrower, so long as in the case of sales thereof, the proceeds of such sales are promptly used to purchase Equipment and related software and other related assets (or Borrower obtains financing, the proceeds of which are used) to replace the Equipment so sold; or (c) agree to any of the foregoing.

         9.8 ENCUMBRANCES. Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of the Collateral, EXCEPT:

               (a) liens and security interests of Lender; and

               (b) the security interests in and liens of Billing Concepts, Inc. upon (i) all amounts paid, and all amounts owing, by each LEC to Billing Concepts, Inc. on accounts for Borrower's Valid EMI Billing Records; (ii) all accounts owing from a Retail Customer to Borrower arising from services which give rise to Borrower's Valid EMI Billing Records; (iii) all amounts deposited by Borrower with Billing Concepts, Inc. pursuant to Section 13(b) of the One Plus Billing and Information Management Services Agreement, dated March 1, 1999, between Borrower (as assignee of Parent) and Billing Concepts, Inc. (as in effect on the date hereof) and (iv) all amounts owing and all amounts to be owing from Billing Concepts, Inc. to Borrower, PROVIDED, THAT, (A) in no event shall such security interests and liens of Billing Concepts, Inc. secure Indebtedness of Borrower to Billing Concepts, Inc. other than (1) the processing fees payable by Borrower to Billing Concepts, Inc., (2) the fee payable by Borrower to Billing Concepts, Inc. for each customer service inquiry, investigation or rebate handled by Billing Concepts, Inc. on behalf of Borrower,
(3) the contractual fees of Billing Concepts, Inc. with each LEC to the extent Billing Concepts, Inc. makes payment of such fees to the applicable LEC on behalf of Borrower, (4) any post-billing adjustments or credits refunded by Billing Concepts, Inc. on behalf of Borrower to Retail Customers pursuant to Billing Concepts, Inc. customer service inquiry and investigation activities in accordance with the terms of the Billing Processor Agreement between Borrower and Billing Concepts, Inc. as in effect on the date hereof and (5) amounts owing by Borrower to Billing Concepts, Inc. as a result of amounts that are billed to a Retail Customer's account for Valid EMI Billing Records but are not collected due to the Retail Customer receiving a post-billing adjustment credit or the Retail Customer failing to pay its bill to the LEC, to the extent such amounts have previously been paid by Billing Concepts, Inc. to Borrower; in each case as to amounts described in clauses (1), (2), (3), (4) and (5) as set forth in the Billing Processor Agreement between Borrower and Billing Concepts, Inc. as in effect on the date hereof or as amended to reduce any such amounts and (B) Lender shall have received the Billing Processor Acknowledgment duly authorized, executed and delivered by Billing Concepts, Inc. which shall be in full force and effect and Billing Concepts, Inc. shall be in compliance with the terms thereof.

         9.9 INDEBTEDNESS. Borrower shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, EXCEPT:

               (a) the Obligations;

               (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof provided that the security interest to secure such Indebtedness does not apply to any property of Borrower other than the property acquired with the proceeds thereof and the Indebtedness secured thereby does not exceed the cost of the property so acquired;

               (c) so long as on the date of incurring such Indebtedness and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time would constitute an Event of Default shall exist or have occurred and be continuing, and so long as, as on the date of incurring such Indebtedness and after giving effect thereto, Borrower shall be in compliance with the financial covenants set forth in Schedule 9.9(c) hereto:

                     (i) unsecured Subordinated Indebtedness arising after the date hereof, PROVIDED, THAT, Lender shall have received, in form and substance satisfactory to Lender, a subordination agreement providing for the terms of the subordination in right of payment of such Indebtedness of Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such person and Borrower,

                     (ii) unsecured Indebtedness arising after the date hereof which is not subordinated in right of payment to the right of Lender to receive the payment of the Obligations, with the prior written consent of Lender,

                     (iii) without the prior written consent of Lender, unsecured Indebtedness arising after the date hereof which is not subordinated in right of payment to the right of Lender to receive the payment of the Obligations, PROVIDED, THAT, (A) only interest in respect of such Indebtedness shall be payable on or prior to the date which is one hundred eighty (180) days after the end of the then current term of the financing arrangements provided for herein, and (B) the covenants, terms and conditions related thereto shall be no less favorable, from Lender's perspective, than the covenants, terms and conditions contained in the 12% Senior Notes due 2008 issued by Parent and the Indenture, dated as of May 21, 1998, between First Union National Bank in its capacity as trustee and Parent (as each is in effect on the date hereof), including, without limitation, conditions, prohibitions or restrictions with respect to Subsidiaries making loans or distributing cash dividends to Borrower or Parent or limiting redemptions prior to maturity and upon the request of Borrower, Lender shall confirm to Borrower its determination as to whether the covenants, terms and conditions of such new Indebtedness are more or less favorable;

               (d) the Indebtedness existing as of the date hereof set forth on
Schedule 9.9(d) hereto; provided, THAT, (i) Borrower may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower shall furnish to Lender all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

         9.10 LOANS, INVESTMENTS, GUARANTEES, ETC. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing,
EXCEPT:

               (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

               (b) investments in cash or Cash Equivalents;

               (c) loans, capital contributions or other equity investments involving the purchase, directly or indirectly, or involving the ownership or control, directly or indirectly, of fifty percent (50%) or less of the Capital Stock of any such Person, in each case in cash or other immediately available funds by Borrower after the date hereof to or in any Person, PROVIDED, THAT, as to any such loan, capital contributions or other equity investment, each of the following conditions is satisfied: (i) as of the date of any such loan, capital contribution or other equity investment and after giving effect thereto, Borrower shall be in compliance with the financial covenants set forth in
Schedule 9.9(c) hereof based on the most recent financial statements or Borrower received by Lender in accordance with Section 9.6 hereof, (ii) the Person receiving such loan, capital contribution or other investment shall be engaged in any business which is reasonably related, ancillary or complementary to the business of Borrower as conducted on the date hereof and (iii) as of the date of such loan, capital contribution or other investment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing;

               (d) the formation or acquisition of any Subsidiary or the purchase of more than fifty percent (50%) of the Capital Stock of any Person, or all or a substantial part of the assets or property of any Person or the merger or consolidation of Borrower with any Person, PROVIDED, THAT, as to any such transaction, each of the following conditions is satisfied: (i) as of the date of any such transaction and after giving effect thereto, Borrower shall be in compliance with the financial covenants set forth in Section 9.9(c) hereof based on the most recent financial statements of Borrower received by Lender in accordance with Section 9.6 hereof, (ii) the Subsidiary formed or acquired or the person whose Capital Stock is purchased or the assets purchased or with whom Borrower has merged or consolidated, as the case may be, shall be engaged in any business which is reasonably related, ancillary or complementary to the business of Borrower as conducted on the date hereof, (iii) in the case of the purchase by Borrower of all or a substantial part of the assets or property of any Person or the merger or consolidation of Borrower, (A) in no event shall any Accounts acquired by Borrower pursuant to such acquisition or merger or consolidation be deemed Eligible Accounts unless and until Lender shall have conducted a field examination with respect to the assets to be acquired and so long as the results thereof are satisfactory, and then only to the extent the criteria for Eligible Accounts set forth herein are satisfied with respect thereto (and subject to such other advance percentage with respect thereto, as Lender may determine) and
(B) upon the request of Lender, the Accounts acquired by Borrower pursuant to such acquisition or merger or consolidation can and shall be at all times after such acquisition or merger or consolidation be separately identified and reported to Lender in a manner satisfactory to Lender, (iv) in the case of any merger or consolidation, (A) Borrower shall be the surviving corporation and (B) Borrower shall immediately upon the effectiveness of the merger or consolidation expressly confirm in writing pursuant to an agreement, in form and substance satisfactory to Lender, its continuing liability in respect of the Obligations and Financing Agreements and (C) any Obligor shall ratify and confirm, in form and substance satisfactory to Lender, that its guarantee of the Obligations shall apply to the Obligations of Borrower as the surviving corporation, (v) upon the effective date of such transaction, Lender shall have received a certificate duly executed and delivered by Borrower substantially in the form of Exhibit B hereto with respect to the transaction and the representations and warranties contained therein shall be true, correct and complete, (vi) as of the date of any such transaction and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (vii) promptly upon Lender's request, Borrower shall deliver, or cause to be delivered to Lender, true, correct and complete copies of all agreements, documents and instruments relating to such transaction, and (viii) promptly upon Lender's request, Borrower shall execute and deliver, or cause to be executed and delivered, to Lender such agreements, documents and instruments in connection with such transaction as Lender may request, if any, including, without limitation, UCC financing statements, Collateral Access Agreements and any amendments or supplements hereto;

               (e) stock or other securities issued to Borrower by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to Borrower or Parent in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person;

               (f) obligations of Account Debtors to Borrower arising from Accounts which are past due evidenced by a promissory note made by such Account Debtor payable to Borrower; PROVIDED, THAT, promptly upon the receipt of the original of any such promissory note by Borrower in an amount in excess of $50,000 at any time prior to an Event of Default or in any amount at any time an Event of Default exists or has occurred and is continuing, such promissory note shall be indorsed to the order of Lender by Borrower and promptly delivered to Lender as so indorsed;

               (g) loans and advances by Borrower to employees of Borrower or its Affiliates (other than as otherwise expressly permitted above) made after the date hereof not to exceed in the aggregate for all such loans and advances the principal amount of $1,500,000, PROVIDED, THAT, as of the date of any such loan or advance and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing;

               (h) the loans, advances and guarantees set forth on Schedule 9.10 hereto; PROVIDED, THAT, as to such loans, advances and guarantees, (i) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the material terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, except that Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to shorten the maturity date thereof or accelerate the timing, or increase the amount of any payments in respect thereof, or to increase the interest rate or any fees in connection therewith, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees or other Indebtedness subject to such guarantees either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

         9.11 DIVIDENDS AND REDEMPTIONS. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, EXCEPT THAT, Borrower may repurchase up to an aggregate amount of fifteen percent (15%) of the outstanding shares of common stock of Parent as of the date of this Agreement for the purpose of acquiring shares of common stock to reissue pursuant to the exercise of employee stock options, PROVIDED, THAT, as to any such repurchase, each of the following conditions is satisfied: (a) as of the date of any payment in connection with such repurchase, and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing; (b) as of the date of any payment in connection with such repurchase and after giving effect thereto, Borrower shall be in compliance with the financial covenants set forth on Schedule 9.9(c) hereto based on the most recent financial statements of Borrower received by Lender in accordance with Section 9.6 hereof; and (c) as of the date of any payment in connection with such repurchase, Lender shall have received a certificate duly executed by the chief financial officer of Borrower setting forth in detail the calculation supporting Borrower's compliance with the financial covenants set forth on Schedule 9.9(c) hereto, stating that there has been no event, condition or circumstance which would have a Material Adverse Effect since the date of the latest financial statements delivered to Lender pursuant to Section 9.6 hereof and stating that no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing and be continuing as of the date of any payment in connection with such repurchase and after giving effect thereto.

         9.12 TRANSACTIONS WITH AFFILIATES. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person that is an Affiliate of Borrower or except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower, such Subsidiary than Borrower, Parent or Subsidiary would obtain in a comparable arm's length transaction with an unaffiliated person or
(b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of Borrower EXCEPT (i) reasonable compensation to officers, employees, consultants and directors for services rendered to Borrower or Parent or Subsidiary in the ordinary course of business,
(ii) Borrower may make payments to Parent for actual and necessary reasonable out-of-pocket administrative and operating expenses of Parent for the business of Parent as presently conducted in the ordinary course of business, and for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services paid for by Parent on behalf of Borrower in the ordinary course of its business or as the same may be directly attributable to Borrower or Parent; PROVIDED, THAT, (A) Parent shall not conduct any business except as permitted under Section 9.16 hereof and (B) Parent shall not own or hold any assets or properties, except as permitted under Section 9.16 hereof.

         9.13 ADDITIONAL BANK ACCOUNTS. Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.14 hereto, except:
(a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any other accounts used by Borrower, after prior written notice to Lender.

         9.14 FINANCIAL COVENANTS. Borrower shall, at all times, comply with the covenants set forth on Schedule 9.9(c) hereof.

         9.15 MINIMUM CASH BALANCE. Borrower shall, at all times, have legal and valid, direct and beneficial ownership of cash or Cash Equivalents of not less than $20,000,000, held by Borrower without restriction as to its availability or use, which cash or Cash Equivalents shall be free and clear of all security interests, liens, pledges, claims or other encumbrances and shall be available to Borrower for working capital.

         9.16  CHANGES IN BUSINESS.

               (a) Parent and its Subsidiaries shall not engage in any business other than the businesses of Parent and its Subsidiaries on the date hereof and any businesses reasonably related, ancillary or complementary to the businesses in which Parent and its Subsidiaries are engaged on the date hereof.

               (b) Parent shall not engage in any business other than its ownership of the Capital Stock of Borrower and any Subsidiaries of Parent to the extent permitted hereunder, PROVIDED, THAT, any Subsidiaries of Parent shall be engaged solely in the same businesses of Parent and its Subsidiaries on the date hereof and any businesses reasonably related, ancillary or complementary to the businesses in which Parent and its Subsidiaries are engaged on the date hereof. Parent shall act as a holding company which shall not directly engage in or conduct any business, and Parent shall have no significant assets other than its ownership of the Capital Stock of Borrower and any Subsidiaries of Parent to the extent permitted hereunder and except to the extent that the material assets of Parent set forth on Schedule 9.16 hereto have, as of the date hereof, only been transferred and assigned by Parent to Borrower subject to the receipt by Borrower of the consent to such transfer and assignment by the other party thereto. Borrower shall cause Parent to obtain the requisite consents in order to validly transfer and assign all of the material assets set forth on Schedule
9.16 hereto as soon as possible, but in no event by later than sixty (60) days after the date hereof. The assets of Parent set forth on Schedule 9.16 constitute all of the assets of Parent used in or related to the operation of the business of Borrower.

               (c) Startec Global Licensing Company shall not engage in any business other than to hold certain licences issued by PUCs allowing it to operate solely to provide telecommunication services within the State that has issued such license and to have certain accounts receivable owing to it arising pursuant to intrastate telecommunication services provided by it to retail customers and assets directly related thereto and to charge reasonable fees in connection with the licenses held by it.

         9.17 CARRIER SERVICE AGREEMENTS. Borrower and Parent shall (a) promptly and faithfully observe and perform all of the terms, covenants, conditions and provisions of any Carrier Service Agreement that is the basis for one (1%) percent or more of the revenues of Borrower in the immediately preceding month to be observed and performed by it, where the failure to so observe or perform gives any other party to such Carrier Service Agreement the right or option to terminate or suspend or otherwise prevent the use by Borrower of the services subject to such Carrier Service Agreement or cease any payment to Borrower or Parent thereunder or would have a Material Adverse Effect, (b) not do, permit, suffer or refrain from doing anything, as a result of which there could be an event of default under or breach of any of the terms of any such Carrier Service Agreement where such event of default or breach would have or would reasonably be expected to have a Material Adverse Effect, (c) not cancel, terminate, surrender, modify, amend, waive or release any such Carrier Service Agreement or any term, provision or right of Borrower thereunder, or consent to or permit to occur any of the foregoing; EXCEPT THAT Borrower may cancel, terminate, surrender or release any Carrier Service Agreement in the ordinary course of the business of Borrower, (d) give Lender immediate written notice of any breach of any material obligation, or any event of default, by any party under any such Carrier

Service Agreement, which gives any other party to such Carrier Service Agreement the right or option to terminate or suspend or otherwise prevent the use by Borrower or Parent of the services subject to such Carrier Service Agreement or any payments to Borrower and deliver to Lender (promptly upon the receipt thereof by Borrower in the case of a notice to the Borrower, and concurrently with the sending thereof in the case of a notice from Borrower), a copy of each notice of default or other notice received or delivered by Borrower in connection with any Carrier Service Agreement which relates to the right of Borrower to continue to use the services subject to such Carrier Service Agreement or to receive any payments thereunder, and (e) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may require from time to time concerning the observance, performance and compliance by Borrower or Parent or the other party or parties thereto with the terms, covenants or provisions of the Carrier Service Agreements.

         9.18 BILLING PROCESSOR AGREEMENTS. Borrower and Parent shall (a) promptly and faithfully observe and perform all of the terms, covenants, conditions and provisions of any Billing Processor Agreements to be observed and performed by it at the times set forth therein, if any, where the failure to so observe or perform gives any other party to such Billing Processor Agreement the right or option to terminate or suspend providing the services to Borrower to be provided thereunder or would have a Material Adverse Effect; (b) not do, permit, suffer or refrain from doing anything, as a result of which there would reasonably be expected to be an event of default under or breach of any of the terms of any Billing Processor Agreement, (c) at all times, maintain in full force and effect the Billing Processor Agreements and not terminate, cancel, surrender, modify, amend, waive or release any Billing Processor Agreement, or consent to or permit to occur any of the foregoing; EXCEPT, THAT, Borrower may terminate or cancel any Billing Processor Agreement in the ordinary course of the business of Borrower; PROVIDED, THAT, Borrower shall give Lender not less than thirty (30) days prior written notice of its intention to so terminate or cancel any Billing Processor Agreement; (d) not enter into any new Billing Processor Agreement with any new Billing Processor unless (i) Lender shall have received not less than thirty (30) days prior written notice of the intention of Borrower to enter into such agreement (together with such other information with respect thereto as Lender may reasonably request) and (ii) Borrower delivers, or causes to be delivered to Lender, a Billing Processor Acknowledgment in favor of Lender, duly authorized, executed and delivered by such Billing Processor; (e) give Lender immediate written notice of any Billing Processor Agreement entered into by Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may reasonably request; and (f) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may reasonably request from time to time concerning the observance, performance and compliance by Borrower or Parent or the other party or parties thereto with the terms, covenants or provisions of the Billing Processor Agreements.

         9.19 END OF FISCAL YEARS; FISCAL QUARTERS. Borrower and Parent shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on December 31 of each year and (b) fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

         9.20 YEAR 2000 COMPLIANCE. Borrower shall, and shall cause any Subsidiary to, take all action which may be required so that its computer-based information systems, including, without limitation, all of its material proprietary computer hardware and software and all material computer hardware and software leased or licensed from third parties (and whether supplied by others or with which Borrower's or Parent's systems interface) are able to operate effectively and correctly process data using dates on or after January 1, 2000. Compliance with the foregoing shall mean that the systems will operate and correctly process data without human intervention such that (a) there is correct century recognition, (b) calculations properly accommodate same century and multi-century formulas and date values, (c) all leap years shall be calculated correctly and (d) the information systems shall otherwise comply with applicable industry standards and regulatory guidelines regarding the change of the century and year 2000 compliance.

         9.21 COSTS AND EXPENSES. Borrower shall pay to Lender on demand all reasonable costs, expenses, filing fees and taxes (other than income taxes of Lender or its Affiliates) paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (UCC financing statements filings; (b) costs and expenses and fees for insurance premiums, assessments, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) reasonable costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all reasonable out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's and Parent's operations, plus a per diem charge at the rate of $650 per person per day for Lender's examiners in the field and office, PROVIDED, THAT, prior to an Event of Default, Borrower shall not be required to pay such per diem charge for Lender's examiners for more than four
(4) field examinations in any twelve (12) month period; and (g) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

         9.22 FURTHER ASSURANCES. At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments (including UCC financing statements), and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.


SECTION 10.    EVENTS OF DEFAULT AND REMEDIES

         10.1 EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

               (a) (i) Borrower fails to pay any of the Obligations within three
(3) Business Days after the same becomes due and payable or (ii) Borrower fails to perform any of the covenants contained in Sections 9.1, 9.2, 9.3, 9.4, 9.6, 9.13, 9.14, 9.17, 9.18, 9.20 and 9.21 of this Agreement and such failure shall continue for fifteen (15) days; PROVIDED, THAT, such fifteen (15) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such fifteen (15) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach of Borrower of any such covenant or (iii) Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

               (b) any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

               (c) any judgment for the payment of money is rendered against Borrower in excess of $500,000 in any one case or in excess of $750,000 in the aggregate (other than judgments fully covered by insurance (subject to standard deductible provisions of such policies) where the insurer has admitted in writing that it is responsible to pay all amounts in connection with such judgment or defend any action resulting in such judgment and make payment to Borrower if Borrower is required to make any payment in respect of such judgment) and shall remain undischarged or unvacated for a period in excess of forty-five (45) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any of their assets;



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


               (d) Borrower dissolves or suspends or discontinues doing business;

               (e) Borrower makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

               (f) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Collateral or all or any material part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

               (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or for any Collateral or all or any material part of its property; or

               (h) any default by Borrower under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent Indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $500,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower under any Material Contract or any material lease, License or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

               (i) any Billing Processor shall send notice to Borrower that it is ceasing to make or suspending payments to Borrower of amounts due or to become due to Borrower or shall cease or suspend such payments, or shall send notice to Borrower that it is terminating its arrangements with Borrower or such arrangements shall terminate as a result of any event of default under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto, unless Borrower shall have entered into arrangements with another Billing Processor to provide comparable or better service, within forty-five (45) days after the date of any such notice;

               (j) any Change of Control;

               (k) the indictment by any Governmental Authority, or as Lender may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of which Borrower or Lender receives notice, of Borrower under any criminal statute, or commencement of criminal or civil proceedings against Borrower, pursuant to which statute or proceedings the



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


penalties or remedies sought or available include forfeiture of (i) any of the Collateral or (ii) any other property of Borrower which is necessary or material to the conduct of its business;

               (l) any Regulatory Event;

               (m) there shall be any Material Adverse Effect; or

               (n) there shall be an event of default under any of the other Financing Agreements.

         10.2  REMEDIES.

               (a) At any time an Event of Default exists or has occurred and is continuing and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower to collect the Obligations without prior recourse to the Collateral.

               (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (PROVIDED, THAT, upon the occurrence of any Event of Default described in Sections 10.1(f) and 10.1(g), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. In addition and not in limitation of



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


the foregoing, at any time an Event of Default exists or has occurred and is continuing and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, as Lender may specify. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

               (c) Without limiting any other rights or remedies, at any time an Event of Default exists or has occurred and is continuing and is continuing, for the purpose of enabling Lender to exercise rights and remedies hereunder, Borrower hereby grants to Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, assign, license or sublicense any of the trademarks, service marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by Borrower, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

               (d) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

               (e) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower.

SECTION 11.    JURY TRIAL WAIVER; OTHER WAIVERS
               AND CONSENTS; GOVERNING LAW



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


         11.1 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER.

               (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York.

               (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or FORUM NON CONVENIENS with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

               (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed ten (10) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

               (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

               (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         11.2 WAIVER OF NOTICES. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

         11.3 AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         11.4 WAIVER OF COUNTERCLAIMS. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 INDEMNIFICATION. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel, except for any losses, claims, damages, liabilities, costs or expenses resulting from Lender's gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.


SECTION 12.    TERM OF AGREEMENT; MISCELLANEOUS

         12.1 TERM.

               (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrower may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; PROVIDED, THAT, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 11:00 a.m., New York City time.

               (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of their respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.



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


               (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:


                             Amount                                 Period
                             ------                                 ------

               (i)    Two (2%) percent of the       From the date hereof to and including
                      Maximum Credit                June 29, 2001

               (ii)   One (1%) percent of the       From June 30, 2001 to and including
                      Maximum Credit                June 27,  2002.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

               (d) Notwithstanding anything to the contrary contained in Section 12.1(c) in the event of termination of this Agreement at the request of Borrower at any time after the first anniversary of the date hereof, Borrower shall not be required to pay to Lender the early termination fee otherwise payable by Borrower to Lender pursuant to Section 12.1(c) above, if each of the following conditions is satisfied as determined by Lender: (i) Lender shall have received not less than fifteen (15) days prior written notice of the intention of Borrower to so terminate this Agreement, (ii) Lender shall have received the written request of Borrower to amend this Agreement to increase the Maximum Credit by more than $5,000,000 and Lender shall have received all information required by Lender in order to consider such request from Borrower, (iii) the aggregate amount of the Eligible Accounts for each of the sixty (60) days prior to the date of such request from Borrower shall have resulted in a Borrowing Base equal to or greater than the amount of the Maximum Credit requested by Borrower on each of such sixty (60) days, (iv) Lender shall have received a commitment letter from a bank or other financial institution addressed to Borrower, duly authorized, executed and delivered by such bank or other financial institution and Borrower setting forth the terms and conditions of a secured revolving credit facility to be provided by such financial institution to Borrower the proceeds of which are to be used by Borrower for working capital purposes, (v) Lender shall have notified Borrower in writing that it is unwilling to amend the Maximum Credit, (vi) within thirty (30) days after the date of written notice to Borrower from Lender that Lender would not agree to such increase in the Maximum Credit, this Agreement shall be terminated and Lender shall have received full and final repayment of all of the Obligations and the cash collateral as provided in Section 12.1(a) above, and (vii) no Event of Default, or act, condition or event which with notice or passage of time would constitute an Event of Default, shall exist or have occurred and be continuing and be continuing.

         12.2 NOTICES. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         12.3 PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         12.4  CONFIDENTIALITY.

               (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower pursuant to this Agreement which is clearly and conspicuously marked as confidential at the same time such information is furnished by Borrower to Lender, PROVIDED, THAT, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee shall have first agreed in writing to treat such information as confidential in accordance with this Section 12.4, or (v) to counsel for Lender or any participant or assignee (or prospective participant or assignee).

               (b) In no event shall this Section 12.4 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrower or any third party without breach of this Section 12.4 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender on a non-confidential basis from person other than Borrower, (iii) require Lender to return any materials furnished by Borrower to Lender or (iv) prevent Lender from responding to routine informational requests in accordance with the CODE OF ETHICS FOR THE EXCHANGE OF CREDIT INFORMATION promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section 12.4 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.

         12.5 SUCCESSORS. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its Obligations under this Agreement and the other Financing Agreements (a) to any of its present and future Subsidiaries or Affiliates that are in the business of making loans or otherwise have arrangements for the making of loans or (b) to the extent of the interests of participants as provided herein, or (c) upon the merger, consolidation, sale, transfer or other disposition of all of any substantial portion of its business, loan portfolio or other assets or (d) at any time an Event of Default shall exist or have occurred and be continuing or (e) with the consent of Borrower, which shall not be unreasonable withheld, delayed or conditioned. In addition, Lender may, after prior notice to Borrower, sell participations in any part of the Loans and related rights hereunder to another financial institution or other person. In connection with seeking any prospective participant, Lender shall, prior to the distribution of any financial projections of Borrower, or Parent, or any of their Affiliates, provided to it by Borrower confirm that such information represents the most recent good faith estimate of management of Borrower of the subject matter thereof. Borrower shall cooperate with Lender in seeking prospective participants. Lender will not deliver to a prospective participant the then current quarter monthly financial statements received by Lender from Borrower without the consent of Borrower.

         12.6 ENTIRE AGREEMENT. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.


CONGRESS FINANCIAL CORPORATION                STARTEC GLOBAL OPERATING COMPANY

By: Dan Kott                                  By: Subhash Pai
  ----------------------------                   -----------------------------

Title: Vice President                         Title: Vice President
      ------------------------                      --------------------------

Address:                                      Chief Executive Office:
--------                                      -----------------------

   1133 Avenue of the Americas                   10411 Motor City Drive
   New York, New York 10036                      Bethesda, Maryland 20817


ACKNOWLEDGED AND AGREED
as to those provisions which refer
to the undersigned:

STARTEC GLOBAL COMMUNICATIONS
  CORPORATION

By: Subhash Pai
   --------------------------

Title: Vice President
      -----------------------

Chief Executive Office:
-----------------------

   10411 Motor City Drive
   Bethesda, Maryland 20817











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